UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.    )

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i2 TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

AMALGAMATED GADGET, L.P.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Q Investments
301 Commerce Street, Suite 3200
Fort Worth, Texas 76102-4140
Tel (817) 870-2304
Fax (817) 332-7463

February 12, 2008

Dear Fellow i2 Shareholders:

We have been significant shareholders of i2 for nearly four years and currently hold, through our Series B preferred stock, approximately 17.7% of the outstanding shares. As most of you know all too well, our company has not been doing well lately. The share price has been down 25% over the last 2 years and 48% in the last year - significantly underperforming its peers.

First and foremost, we believe that now is the time to sell the company. At our encouragement, the company agreed last November to evaluate its strategic alternatives and it is still actively doing so. We continue to support the company's Strategic Review Committee in its efforts to achieve this goal.

But a sale is not certain and it is prudent to plan for an unsatisfactory outcome.  If the company is not sold, i2 will need to undertake serious rebuilding efforts.  To that end, we have nominated 2 independent directors to fill the seats being vacated due to retirements.

As you can see from the attached biographical summaries, we have identified two excellent independent nominees for the board. These gentlemen will bring the insight and experience that will be desperately needed should a sale not occur.

We will accordingly be filing proxy materials with the Securities and Exchange Commission in support of our two board nominees. We are not seeking your proxy now, but after we file our definitive proxy material, we will be sending you our proxy statement and GREEN proxy card.

If you have any questions, please feel free to call us directly at 817-332-9500. You may also call D.F. King & Co., Inc., which is assisting us, toll-free at 800-347-4750.

Sincerely,

Geoffrey P. Raynor

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The following persons and entities may be deemed to be participants in any potential solicitation of proxies relating hereto: R2 Top Hat, Ltd., a Cayman Islands exempted company, Amalgamated Gadget, L.P., a Texas limited partnership, Scepter Holdings, Inc., a Texas corporation, Geoffrey Raynor, J. Coley Clark, Richard L. Hunter and Michael J. Simmons. Scepter Holdings, Inc. is the ultimate general partner of one of the groups of investment management entities located in Fort Worth, Texas that is collectively referred to herein as Q Investments and includes Amalgamated Gadget, L.P.

Pursuant to an Investment Management Agreement, Amalgamated Gadget, L.P., the investment manager of R2 Top Hat, Ltd., purchased 105,288 shares of i2 Technologies, Inc. 2.5% Series B Convertible Preferred Stock (such shares being convertible into 4,605,351 shares of Common Stock of i2 Technologies, Inc.) for and on behalf of R2 Top Hat, Ltd. or its parent company, R2 Investments, LDC. Pursuant to such Investment Management Agreement, Amalgamated Gadget, L.P. has sole voting and dispositive power over the 105,288 shares of Preferred Stock (and the 4,605,351 shares of Common Stock into which such shares of Preferred Stock may be converted), and, although R2 Top Hat, Ltd. holds the shares, neither R2 Top Hat, Ltd. nor R2 Investments, LDC has beneficial ownership of such shares. In its capacity as the sole general partner of Amalgamated Gadget, L.P., Scepter Holdings, Inc. may be deemed to own beneficially the 105,288 shares of Preferred Stock (and the 4,605,351 shares of Common Stock into which such shares of Preferred Stock may be converted) beneficially owned by Amalgamated Gadget, L.P. In his capacity as the sole stockholder of Scepter Holdings, Inc., Geoffrey Raynor may be deemed to be the beneficial owner of the 105,288 shares of Preferred Stock (and the 4,605,351 shares of Common Stock into which such shares of Preferred Stock may be converted) beneficially owned by Scepter Holdings, Inc.

Neither J. Coley Clark nor Richard L. Hunter is either the direct or indirect beneficial or record owner of any securities of i2 Technologies, Inc. Michael J. Simmons beneficially owns 17,435 shares of Common Stock of i2 Technologies, Inc.

THE ABOVE-NAMED PARTICIPANTS ADVISE ALL STOCKHOLDERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. AFTER THEY ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, STOCKHOLDERS MAY OBTAIN A COPY OF THE PROXY STATEMENT AND OTHER PROXY MATERIALS AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT AND OTHER PROXY MATERIALS WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, D.F. KING & CO., INC., BY CALLING 1-800-347-4750 (TOLL FREE) OR 1-212-269-5550 (COLLECT).

Q Investment's Highly Qualified i2 Director Nominees

Q Investments is nominating two highly-qualified candidates for election to the i2 board of directors who are both proven business leaders with a successful track record of delivering shareholder value. These qualified independent directors will bring not only their experience as nationally recognized experts in supply chain management and software business leadership, but will bring the new energy to the board required to meet fresh challenges and position i2 for future opportunities. Our nominees are:

J. Coley Clark has been Chairman of the Board and Chief Executive Officer of BancTec, Inc., a global provider of document and payment processing solutions, since September 2004. Previously, Mr. Clark retired from EDS as Senior Vice President and head of the Financial and Transportation Industry Groups. This $3.5 billion global operating organization supported more than 1,000 customers including Bank of America, ABN AMRO, Citigroup, Commonwealth Bank of Australia, American Airlines and Continental Airlines. In 1971 Mr. Clark joined EDS in the Systems Engineering Development Program and progressed through a variety of technical, sales and management roles related to the financial and insurance industries. He assumed responsibility for the Financial Industry Group in 1986 and was named a corporate officer in 1989. He was appointed a Senior Vice President in 1996 and served as a member of the Global Operations Council, EDS' top executive team.

Mr. Clark previously served on the board of Carreker Corporation, a software solutions provider to the financial industry, and FundsXpress, Inc., a provider of internet-based financial products. Mr. Clark is a graduate of The University of Texas at Austin. He served three years in the U.S. Army, attaining the rank of Captain, and served as a company commander in Europe and Southeast Asia.

Richard L. Hunter has beenVice President of Dell's Global Consumer Services and Support team responsible for consumer customer contact centers in the Americas, APJ and EMEA since 2006. Previously, Mr. Hunter served as Vice President of Dell America's Operations. In this role, he managed the day-to-day operations of Dell's manufacturing facilities in Austin, TX; Nashville, TN; Winston-Salem, NC; and Eldorado de Sul, Brazil. He also led the Americas Remanufacturing and Returns Center Operations, Worldwide Fulfillment, Engineering and Quality, Demand-Supply, and the Environmental Health and Safety groups. Before that, Mr. Hunter held leadership roles in Portables manufacturing, supply chain management, and the Austin manufacturing operations organizations.

Prior to joining Dell in February 1998, Mr. Hunter worked for General Electric, Texas Instruments and Ericcson. He has more than 25 years of experience in high tech, manufacturing operations and supply chain management. Mr. Hunter graduated from the Georgia Institute of Technology with a degree in Mechanical Engineering. He serves on the Georgia Tech College of Computing Advisory Board and on the Massachusetts Institute of Technology China Leaders for Manufacturing Governing Board.

If elected, these highly qualified business executives will engage in value-enhancing activities for the benefit of ALL stockholders.